UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 18, 2008

VNUS Medical Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-50988 (Commission File Number)	94-3216535 (I.R.S. Employer Identification No.)
5799 Fontanoso Way
San Jose, California 95138
(Address of Principal Executive Offices)
(408) 360-7200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
     Effective January 18, 2008, the Board of Directors (the “Board”) of VNUS Medical Technologies, Inc. (“VNUS” or the “Company”) appointed Peter Osborne to serve as Chief Financial Officer, Treasurer, and Vice President of Finance and Administration of VNUS.
     The terms of Mr. Osborne’s employment with the Company are governed by the offer letter dated January 15, 2008 (the “Offer Letter”). Pursuant to the terms of the offer letter, Mr. Osborne will be paid an annual base salary of $280,000 and will be eligible to participate in VNUS’ 2008 officer bonus plan with a maximum bonus of approximately 35% of Mr. Osborne’s base salary, pro-rated to Mr. Osborne’s date of hire. If approved by the Board, during an open trading window, he will receive an award of 20,000 restricted stock units (RSUs), a contingent award of at least 10,000 RSUs with the criteria for achievement of the contingent award determined by the Compensation Committee, and an option to purchase 60,000 shares of the Company’s common stock.
     The foregoing description is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective January 18, 2008, the Board of VNUS appointed Peter Osborne, age 50, to serve as Chief Financial Officer, Treasurer, and Vice President of Finance and Administration of VNUS. Prior to joining VNUS, Mr. Osborne had several consulting CFO engagements serving as an interim CFO for VNUS , as the acting Director of Corporate Finance for Sanmina-SCI, as the CFO at Optillion AB, and as the CFO at Neopolitan Networks over various periods from September 2003 through January 2008. He also served as the Global Revenue Controller at Mercury Interactive/HP from October 2005 through February 2007. Prior to that he served as the CFO at WorldChain, Inc., from September 2000 to February 2003. From January 1981 through September 2000, Mr. Osborne held various positions with Deloitte & Touche LLP; as an audit partner and serving as Partner-in-Charge of their E-Business Practice from May 1996 through September 2000. VNUS has entered into an offer letter with Mr. Osborne, the terms of which are described under Item 1.01 of this Report above.
     The Company issued a press release on January 18, 2008 announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Effective January 18, 2008, the Board of Directors of the Company appointed Scott Murcray, age 36, to serve as Principal Accounting Officer.   Mr. Murcray served as the Company’s Interim Principal Accounting Officer from October 2007 until January 2008.  Mr. Murcray joined the Company in June 2007 as Corporate Controller. Mr. Murcray is a certified public accountant in the State of California. Prior to joining the Company, Mr. Murcray served as Director of Finance at Atrenta Inc. from October 2004 to June 2007. From July 2004 through October 2004, Mr. Murcray was employed by Juniper Networks, Inc. as Worldwide Revenue Manager. From February 2000 through July 2004, Mr. Murcray was employed by ePeople, Inc. as the Director of Finance and Operations. From September 1994 to February 2000, Mr. Murcray served in various positions at Arthur Andersen LLP, including as a manager in their assurance practice from 1998. Mr. Murcray will serve in the appointed position until his resignation or until his successor is appointed.
Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated January 15, 2008, between VNUS Medical Technologies, Inc. and Peter Osborne.

99.1	Press Release, dated January 18, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 23, 2008

VNUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ Peter Osborne

Name:	Peter Osborne
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated January 15, 2008, between VNUS Medical Technologies, Inc. and Peter Osborne.

99.1	Press Release, dated January 18, 2008.